UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AINOS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

Ainos, Inc.

8880 Rio San Diego Drive, Ste.800,

San Diego, CA

(858) 869-2986

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on November 7, 2025

To the Stockholders of Ainos, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Ainos, Inc., a Texas corporation (the “Company”), will be held on November 7, 2025 at 5:30 p.m. Taiwan Standard Time at 10F-2, No. 66, Shengyi 5th Rd., Zhubei City, Hsinchu County 302, Taiwan (R.O.C.). The meeting will be held for the following purposes:

The principal business of the meeting will be:

1.	To elect directors;

2.	To ratify the appointment of YCM CPA INC. as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024;

3.	To approve the reservation of up to 950,000 shares of common stock as special stock awards, which are not issued under the Ainos, Inc. 2023 Stock Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c).

4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

You may vote if you were the record owner of shares of the Company’s Common Stock, at the close of business on September 17, 2025. The Board of Directors of the Company has fixed the close of business on September 17, 2025 as the record date (the “Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

As of the Record Date, there were 4,771,184 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The holders of our Common Stock are entitled to one vote for each share of Common Stock held. The foregoing shares are referred to herein as the “Shares.” Holders of our Common Stock will vote together as a single class on all matters described in this proxy statement (the “Proxy Statement”).

All Stockholders are cordially invited to attend the Annual Meeting. Stockholders who plan to attend the Annual Meeting in person must notify the Company at least 24 hours prior to the Annual Meeting by contacting the Company’s Investor Relations department at IR@ainos.com. Whether you plan to attend the Annual Meeting or not, you are requested to vote over the Internet, by telephone, or to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Voting by using the aforementioned methods will not prevent you from voting at the annual meeting.

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your Shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “How Do I Vote?” in the Proxy Statement accompanying this notice.

We encourage you to vote over the Internet, by telephone, or by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your Shares, please contact the Investor Relations department at Ainos, Inc., at email: IR@ainos.com.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached Proxy Statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.ainos.com

By Order of the Board of Directors of Ainos, Inc.

Sincerely,

/s/ Chun-Hsien Tsai
Chun-Hsien Tsai, Chief Executive Officer

Date: October 1, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2025

The Notice of 2025 Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com.

Your vote is important. We encourage you to review all of the important information contained in the proxy materials before voting.

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement incorporates important business and financial information about Ainos, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written request by contacting the Investor Relations department of Ainos, Inc., at email: IR@ainos.com.

To ensure timely delivery of these documents, any request should be made no later than October 23, 2025 to receive them before the Annual Meeting.

For additional details about where you can find information about Ainos, Inc., please see the section entitled “Where You Can Find More Information about the Company” in this Proxy Statement.

Ainos, Inc.

8880 Rio San Diego Drive, Ste.800,

San Diego, CA

(858) 869-2986

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON November 7, 2025

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement, along with the accompanying notice of the 2025 Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders of Ainos, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 5:30 p.m. Taiwan Standard Time on November 7, 2025 or such later date or dates as such Annual Meeting date may be adjourned or postponed at 10F-2, No. 66, Shengyi 5th Rd., Zhubei City, Hsinchu County 302, Taiwan (R.O.C.).

In this Proxy Statement, we refer to Ainos, Inc. as “Ainos,” the “Company,” “we,” “us,” or “our.”

Why Did You Send Me This Proxy Statement?

We sent you this Proxy Statement in connection with the solicitation by the board of directors of the Company (referred to herein as the “Board of Directors” or the “Board”) of proxies, in the accompanying form, to be used at the Annual Meeting to be held at 5:30 p.m. Taiwan Standard Time on November 7, 2025 and any adjournments thereof. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), which includes our financial statements for the fiscal year ended December 31, 2024, are being mailed on or about October 10, 2025 to all Stockholders entitled to notice of and to vote at the meeting. You can also find a copy of this Proxy Statement and the Annual Report on the Internet through the Securities and Exchange Commission’s website at www.sec.gov or at our website at www.ainos.com. Information on our website is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

Who may attend and how to attend

Our Board has fixed the close of business on September 17, 2025 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof (the “Record Date”). Each share of Common Stock represents one vote to be voted on each matter presented at the Annual Meeting. Record holders and beneficial owners may attend the Annual Meeting.

Beneficial Owners

●	If you were a beneficial owner of record as of the Record Date (i.e., you held your Shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to the Company and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by the Company no later than 11:59 p.m. Eastern Time on September 17, 2025. You will then receive a confirmation of your registration, with a control number, by email. When you arrive at the meeting, present your unique 12-digit control number.

Who Can Vote?

Stockholders who owned Common Stock at the close of business on September 17, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 4,771,184 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

You do not need to attend the Annual Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A Stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any Stockholder who has executed a proxy card but attends the Annual Meeting may revoke the proxy and vote at the Annual Meeting.

How Many Votes Do I Have?

Each holder of Common Stock is entitled to one vote per share of Common Stock. Holders of our Common Stock will vote together as a single class.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All Shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your Shares should be voted for or against each nominee for director, and whether your Shares should be voted for, against or abstain with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your Shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your Shares are registered directly in your name through our stock transfer agent, Equiniti Trust Company, LLC, or you have stock certificates, you may vote:

●	By Internet or by telephone. Follow the instructions you received to vote by Internet or telephone.

●	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by the Board.

If your Shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your Shares.

If you are a beneficial owner of Shares held in street name and do not provide the organization that holds your Shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your Shares may generally vote on routine matters, but cannot vote on non-routine matters.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

●	“FOR ALL” the nominated candidates being elected as directors;

●	“FOR” the ratification of the appointment of YCM CPA INC. as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024;

●	“FOR” the approval of the reservation of up to 950,000 shares of common stock as special stock awards, which are not issued under the Ainos, Inc. 2023 Stock Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c).;

●	“FOR” the approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals.

If any other matter is presented, the proxy card provides that your Shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	by signing a new proxy card and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above - only your latest Internet or telephone vote will be counted;

●	if your Shares are registered in your name, by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

●	by attending the Annual Meeting and voting; however, attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your Shares are voted.

What is a Broker Non-Vote?

If your Shares are held in a fiduciary capacity (typically referred to as being held in “street name”), you must instruct the organization that holds your Shares how to vote your Shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your Shares as recommended by the Board. If you do not provide voting instructions, your Shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of directors

The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative (“FOR”) votes (among votes properly cast virtually or by proxy) will be elected as directors. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card, and assuming each of those persons receives at least one vote, all such directors will be re-elected to our Board, provided that a quorum is present at the Annual Meeting.

Only votes “FOR” will affect the outcome. Withheld will not affect the outcome of the vote on this proposal.

Proposal 2: Ratification of the appointment of YCM CPA INC. as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of YCM CPA INC. as our independent registered public accounting firm for the Company’s fiscal year ended December 31, 2024. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank or other nominee may vote your Shares on this proposal without receiving voting instructions from you.

Proposal 3: To approve the reservation of up to 950,000 shares of common stock as special stock awards, which are not issued under the Ainos, Inc. 2023 Stock Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c).	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4: Authorization to adjourn the Annual Meeting.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of each class or series of voting stock then entitled to vote at the Annual Meeting constitutes a quorum at the Annual Meeting. Votes of Stockholders of record who are present at the Annual Meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Do I Have Dissenters’ Rights of Appraisal?

The Company’s Stockholders do not have appraisal rights under Texas law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of the Notice of Internet Availability and, if a shareholder requested printed versions by mail, our proxy materials, including this proxy statement and our annual report, to shareholders sharing the same address who did not otherwise notify us of their desire to receive multiple copies of our proxy materials. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. A separate proxy card will continue to be mailed for each registered shareholder account who requests a paper copy of the proxy materials.

We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability and, if a shareholder requested printed versions by mail, the proxy materials to any shareholder residing at an address to which only one copy was mailed. If you wish to receive an additional copy of the Notice of Internet Availability or our proxy materials, or if you received multiple copies and wish to request householding in the future, you may make such request by writing to our Corporate Secretary at 11611 N. Meridian St, Suite 330, Carmel, IN 46032.

If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy materials for the annual meeting of shareholders this year or future years, you may call Broadridge Investor Communications Services toll-free at (866) 540-7095 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Who is Paying for this Proxy Solicitation?

The Company is paying the cost of preparing, printing and mailing these proxy materials. In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Who will Count the Votes?

A representative from Broadridge or an accredited person will act as the inspector of election and count the votes.

When are Stockholder Proposals due for Next Year’s Annual Meeting?

At our annual meeting each year, our Board submits matters to the Stockholders for action at the annual meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2025 annual meeting of Stockholders by submitting their proposals to the Company in a timely manner. These proposals must meet the Stockholder eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing no later than June 8, 2026 to the Company at Ainos, Inc., 8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108; provided, however, if the date of the Annual Meeting is convened more than 30 days before, or delayed by more than 60 days after the first anniversary of this Annual Meeting, a Stockholder proposal must be submitted in writing to the Company not less than no later than the later of seventy (70) calendar days prior to the date of the annual meeting or seven (7) calendar days after the date the Company shall have mailed notice to its shareholders of the date that the annual meeting of shareholders will be held or shall have issued a press release or otherwise publicly disseminated notice that an annual meeting of shareholders will be held and the date of the meeting.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

None of the members of the Board and none of the executive officers of the Company have any interest in any proposal that is not shared by all other Stockholders of the Company except for Proposal Three regarding the reservation of up to 950,000 shares of common stock as special stock awards.

Where Can I Find the Voting Results of the Annual Meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC, which you can access over the Internet at http://www.sec.gov. The Company’s website address is www.ainos.com. Information contained on, or that can be accessed through, the Company’s website is not a part of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock (ii) our current directors and the named executive officers identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after March 7, 2025 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 15,433,257 shares of our Common Stock issued and outstanding on March 7, 2025. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after March 7, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of Ainos, Inc., 8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108.

We are not aware of any arrangements, including any pledge by any person of securities of our Company or any of its parents, the operation of which may at a subsequent date result in a change in control of our Company.

Name of beneficial owner	Number of shares beneficially owned or subject to a voting agreement	Percentage of shares of common stock

Security ownership of certain beneficial owners:
Ainos Inc. (“Ainos KY”) (1)	2,456,319	15.92%
Taiwan Carbon Nano Technology Corporation (“TCNT”) (2)	5,500,000	35.64%
ASE Test, Inc. (“ASE Test”) (3)	2,312,077	13.05%

Security ownership of management and directors:
Chun-Hsien Tsai(1) (4)	551,862	3.58%
Chung-Yi Tsai(1)	54,400	* %
Chun-Jung Tsai(1) (4)	327,900	2.12%
Ting-Chuan Lee(1)	331,432	2.15%
Wen-Han Chang(5)	107,733	* %
Yao-Chung Chiang(6)	56,400	* %
Pao-Sheng Wei	54,400	* %
Hsin-Liang Lee	26,376	* %
All Directors and Executive Officers as a Group (8 persons)	1,510,503	9.79%

*Represents beneficial ownership of less than 1%

(1)	Includes (i) 2,456,319 shares of common stock, $0.01 par value, of Ainos, Inc., a Texas corporation (the “Issuer”), owned directly by Ainos Inc., a Cayman Islands company (“Ainos KY”), (ii) 1,265,594 shares pursuant to a Voting Agreement dated January 26, 2024 (the “2024 Voting Agreement”), by and among the Issuer, Ainos Inc., and Chun-Hsien Tsai, Ting Chuan Lee, Chun-Jung Tsai, and Chung-Yi Tsai (the “Tsai Group”); (iii) 153,856 shares of common stock pursuant to a Voting Agreement dated March 7, 2024 (the “2024 Voting Agreement II”) with Chih-Heng Lu; (iv) 2,312,077 shares pursuant to a Voting Agreement dated May 3, 2024 between Ainos KY and ASE Test, Inc. and (v) 5,500,000 shares pursuant to a Voting Agreement dated August 15, 2024 between Ainos KY and Taiwan Carbon Nano Technology Corporation.

(2)	5,500,000 shares pursuant to a Voting Agreement dated August 15, 2024 between Ainos KY and TCNT.

(3)	Consisting of the following (i) 29,411 shares owned by ASE Test, (ii) 282,666 shares issuable to ASE Test upon conversion of outstanding convertible notes of the Issuer and (iii) 2,000,000 shares issuable to ASE Test upon conversion of a convertible note of the Issuer issuable within 60 days. All shares beneficially owned by ASE Test are subject to the Voting Agreement dated May 3, 2024 between Ainos KY and ASE Test.

(4)	Chun-Hsien Tsai and Chun-Jung Tsai serve as directors of Ainos KY; however, they do not control its board, as the board of directors of Ainos KY includes members who are not executive officers or directors with Ainos.

(5)	Includes 54,400 shares of common stock directly held by Wen-Han Chang, and 53,333 shares of common stock indirectly through his spouse, Chien-Hsuan Huang.

(6)	Includes 54,400 shares of common stock directly held by Yao-Chung Chiang, and 2,000 shares of common stock indirectly through his spouse, Hsiu-Hwei Tsai Chiang.

CORPORATE GOVERNANCE

Our Board of Directors

Director Independence

Our board of directors consists of seven (7) members. Our board of directors determined that each of Mr. Wen-Han Chang, Mr. Yao-Chung Chiang and Mr. Pao-Sheng Wei qualify as an independent director under applicable SEC and Nasdaq rules. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors determined that each of Mr. Wen-Han Chang, Mr. Yao-Chung Chiang and Mr. Pao-Sheng Wei does not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Mr. Wen-Han Chang, Mr. Yao-Chung Chiang and Mr. Pao-Sheng Wei are “independent” as that term is defined under applicable SEC and Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in “Certain Relationships and Related Party Transactions.”

Director Compensation

The following table provides information regarding the total compensation that was earned by or paid to each person who served as our directors, other than executive directors, during the year ended December 31, 2024. Mr. Chun-Hsien Tsai is not included in the table below as he is employed as our President, Chief Executive Officer and Chairman of our Board whose compensation information is provided in the “Summary Compensation Table” below.

Name	Fees earned or paid in cash (2) ($)	Stock awards (1) ($)	All other compensation ($)	Total ($)
Wen-Han Chang	$20,500	$-	$-	$20,500
Yao-Chung Chiang	16,000	-	-	16,000
Pao-Sheng Wei	22,000	-	-	22,000
Chung-Yi Tsai	12,000	-	-	12,000
Chung-Jung Tsai	-	81,372	-	81,372
Ting-Chuan Lee	-	84,067	-	84,067
Total	$70,500	$165,439	$-	$235,939

(1)	The value shown reflects the grant date fair value in accordance with FASB ASC Topic 718.
(2)	Each member of the Board of who is not an employee of the Company or any of subsidiaries receives the cash compensation set forth below the 2021 NEDCP for service on the Board.

Non-Employee Director Compensation Policy (the “2021 NEDCP”)

On September 28, 2021, the Company’s Board of Directors adopted the Company’s Non-Employee Director Compensation Policy (the “2021 NEDCP” or “Policy”). On appointment to the Board, and without any further action of the Board or compensation committee of the Board (the “Compensation Committee”), at the close of business on the day of such appointment, each Non-Employee Director will automatically receive an award of 22,000 restricted stock units (“RSUs”), adjusted to 4,400 shares giving effect to the 1 for 5 reverse stock split on December 14, 2023, over Common Stock (the “Appointment Grant”). The Appointment Grant shall vest in three equal annual installments, with the first installment vesting on the last day of the six-month period commencing on the grant date and each subsequent installment vesting on the last day of the six-month period commencing on the next two subsequent anniversaries of the grant date, subject to the Director’s continuous service with us on each applicable vesting date. The RSUs shall be granted pursuant to the Company’s 2021 Stock Incentive Plan and shall be subject to such other provisions set forth in the agreement evidencing the award of the RSUs, in the form adopted from time to time by the Board or the Compensation Committee of the Board.

In addition to the RSU grants, each member of the Board of who is not an employee of the Company or any of subsidiaries will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. All annual cash fees are vested upon payment.

Annual Board Service Retainer:
All Eligible Directors:	$12,000
Chairperson of the Board:	$14,000
Annual Committee Chair Service Retainer:
Chairperson of the Audit Committee:	$7,000
Chairperson of the Compensation Committee:	$4,500
Annual Committee Member Service Retainer:
Member of the Audit Committee:	$4,000
Member of the Compensation Committee:	$3,000

Board Committees

Our board of directors established an audit committee (the “Audit Committee”) and a Compensation Committee. Our board of directors adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. We intend to comply with future requirements to the extent they are applicable to us. Copies of the charters for each committee are available on the investor relations page of our website (www.ainos.com). The inclusion of our website address in this prospectus is an inactive textual reference only.

Audit Committee

Our Audit Committee consists of Mr. Wen-Han Chang, Mr. Yao-Chung Chiang and Mr. Pao-Sheng Wei, each of whom has been determined to be “independent” under applicable rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Mr. Wei currently serves as Chairperson of our Audit Committee.

Our Board has determined that the three audit committee members qualify as “audit committee financial experts” as defined in Item 407(d) of Regulation S-K by considering their formal education and experience in financial management.

The duties and responsibilities of the Audit Committee are set forth in its charter include the following:

●	selecting our independent registered public accounting firm and reviewing its qualifications, independence and performance;
●	reviewing the audit plans of our internal auditors and any significant reports prepared by our internal auditors as well as management’s responses;
●	in consultation with management and the Company’s internal and external auditors, reviewing the Company’s guidelines and policies with respect to risk assessment, risk management and internal financial and disclosure controls; and
●	reviewing any material written communications between the independent registered public accounting firm and management, including any management or internal control letter issued or proposed to be issued by the independent registered public accounting firm and management’s response, if any.

Compensation Committee

Our Compensation Committee currently consists of Mr. Wen-Han Chang and Mr. Pao-Sheng Wei. Mr. Chang currently serves as the Chairperson of our Compensation Committee. Our Board has determined that each member of our Compensation Committee meets the requirements for independence for Compensation Committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the Compensation Committee is also a non-employee director, as defined pursuance to Rule 16b-3 promulgated under the Exchange Act.

The duties and responsibilities of the Compensation Committee are set forth in its charter include the following:

●	reviewing, modifying (as needed) and approving the salary, variable compensation, equity compensation and any other compensation and terms of employment of the Company’s Chief Executive Officer;
●	reviewing and approving corporate performance goals, the structure and method for determining the terms of overall executive variable compensation or other compensatory plans, method of determination of individual goals for executives and other senior management, and payment of individual executive variable compensation to the extent such variable compensation contains a discretionary component; and
●	reviewing, modifying (as needed) and approving the Company’s overall compensation plans and structure, including the Company’s overall compensation philosophy.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer or persons performing similar functions. A copy of the code is posted on our corporate website at www.ainos.com and is filed hereto as Exhibit 14.1 and is incorporated herein by this reference. In addition, we intend to post on our website all disclosures that are required by law or listing standards concerning any amendments to, or waivers from, any provision of the code. The information contained in, or accessible through, our website does not constitute a part of this report. We have included our website address in this report solely as an inactive textual reference.

Hedging and Stock Ownership Policies

Our insider trading policy provides that all officers and employees of the Company, all members of the Board, and any consultants and contractors to the Company that the Company designates, as well as, to the extent controlled by or benefiting any of the foregoing persons, members of the immediate families (spouse, parents, grandparents, children, grandchildren and siblings, including any such relationships that arise through marriage or adoption) sharing a household with the officer, employee, director, consultant or contractor, and any other member of the households of persons directly subject to this Policy, and family trusts (or similar family entities) may not engage in any transactions that suggest speculation in our stock (that is, an attempt to profit in short-term movements, either increases or decreases, in the stock price). The policy notes that many “hedging” transactions, such as “collar” transactions, contingent or forward sales, and other similar or related arrangements, are prohibited. Specifically, our insider trading policy precludes any employee or Officer from engaging in any “short” sale, “sale against the box” or any equivalent transaction involving our stock (or the stock of any of our business partners in any of the situations described above).

We do not have a stock ownership policy.

Indemnification and Insurance

Our amended and restated certification of formation and our amended and restated bylaws provide that we shall indemnify our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than such liability (if any) that he or she may incur by reason of his or her own actual fraud or willful default, in connection with the execution or discharge of his or her duties, powers, authorities or discretions as a director or officer of the Company.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages:

Name	Age	Position
Chun-Hsien Tsai	55	Chairman, President & Chief Executive Officer
Wen-Han Chang	62	Director
Yao-Chung Chiang	73	Director
Pao-Sheng Wei	67	Director
Ting-Chuan Lee	42	Director
Chun-Jung Tsai	53	Director
Chung-Yi Tsai	49	Director
Hsin-Liang Lee	54	Chief Financial Officer

Chun-Hsien Tsai. Mr. Tsai has served as our Chairman, President, and Chief Executive Officer since April 2021. From April 2021 to August 2021, he also served as Chief Financial Officer. He has served as the chairman and CEO of Taiwan Carbon Nano Technology Corporation (TCNT) since July 2018, as a director of Ainos Inc. (Cayman Islands) since October 2017, as director and CEO of AI Nose Corporation since 2016, and as a director of TCNT since 2012. Mr. Tsai holds an EMBA degree from National Yang Ming Chiao Tung University.

Wen-Han Chang. Mr. Chang has served as a Director of the Company since April 2021 and has served as the Chairperson of our Compensation Committee and a member of our Audit Committee since August 2021. He is the superintendent at Mackay Memorial Hospital since May 2023, and was deputy superintendent between August 2015 and May 2019. He has devoted his expertise at the department of emergency medicine for approximately 30 years. Mr. Chang advocates better public health and AI’s development in the healthcare sector through his leadership roles in industry groups in Taiwan. Mr. Chang is the current chairman of Health Intelligent Medical Development Society. From 2019 to 2021, he was the president of the Childhood Burn Foundation of R.O.C. Mr. Chang holds a Ph.D in public health from Saint Louis University.

Yao-Chung Chiang. Mr. Chiang has served as a Director of the Company since April 2021 and has served as a member of our Audit Committee since August 2021. Mr. Chiang has served as the chairman of Taiwan High Speed Rail Corporation since October 2016 and as an independent director for Radiant Opto-Electronics Corporation since June 2012. From June 2015 to July 2021, Mr. Chang was an independent director for Tyntek Corp. Mr. Chiang served as the chairman for other Taiwan-incorporated companies including China Steel Chemical Corporation, Kaohsiung Rapid Transit Corporation, China Steel Corporation and China Airlines. Mr. Chiang holds a Ph.D. in Mechanical Engineering from University of Wisconsin-Madison.

Pao-Sheng Wei. Mr. Wei has served as a Director of the Company, Chairperson of the Audit Committee and as a member of the Compensation Committee since June 2022. He has served as the chairman of Shin Kong Life Insurance Co., Ltd since June 2023 and as an independent director of Nuvoton Technology Corporation since June 2022. From September 2014 to June 2022, Mr. Wei served as the chairman of KGI Bank Co., Ltd. Mr. Wei held leadership roles in the banking, securities and insurance sectors in Taiwan. He was a securities regulator as the Division Director of Corporate Finance of the Securities and Futures Bureau of the Financial Supervisory Commission, R.O.C. (Taiwan). Mr. Wei holds an MBA degree from George Washington University.

Ting-Chuan Lee. Ms. Lee has served as a Director of the Company since April 2021. She is also a manager at the CEO office. She has served as the chairperson of AI Nose Corporation since March 2016, and as a member of the board of director of Taiwan Carbon Nano Technology Corporation (TCNT) since July 2012. Ms. Lee holds a master’s degree of science from National Taiwan University.

Chun-Jung Tsai. Mr. Tsai has served as a Director of the Company since April 2021. He is also a manager of the Company’s sales team. He has served as a director of Ainos Inc. (Cayman Islands) since 2019, a director of AI Nose Corporation since March 2016, and a director of Taiwan Carbon Nano Technology Corporation (TCNT) since July 2012.

Chung-Yi Tsai. Mr. Tsai has served as a member of our Board of Directors since April 2021 and as a director of TCNT since July 2012. Mr. Tsai is a seasoned executive in product and business development in the technology hardware sector. From May 2023 to present, he has served as a senior product marketing director at Alpha & Omega Semiconductor. Prior to that, he has served as a senior product marketing manager in Renesas Electronics from June 2020 to May 2023, executive business manager at Maxim Integrated from November 2019 to June 2022, and as a senior product marketing manager at Intersil Corporation from October 2013 to November 2019. Mr. Tsai has a master’s degree in business administration from Golden Gate University.

Hsin-Liang Lee. Mr. Lee has served as our Chief Financial Officer since March 2024. Mr. Lee brings over 25 years of experience in accounting and finance, encompassing US GAAP, PCAOB standards, and SEC rules and regulations. Before joining the Company, Mr. Lee served as CFO of a Nasdaq-listed company for 10 years, was a partner at KEDP CPA Group from August 2009 to June 2011, and operated as a self-employed accountant from July 2011 to August 2014. He has served on the Board of Directors of Aixin Life International Inc. since February 2021. Mr. Lee holds a BS degree in accounting from Ohio State University and an MS degree in business taxation from Golden Gate University. He is licensed as a Certified Public Accountant (CPA) in the United States.

EXECUTIVE COMPENSATION

Named Executive Officers

As a “smaller reporting company” under SEC rules, our named executive officers during the fiscal year January 1, 2024 through December 31, 2024 (collectively, the “Named Executive Officers”) were as follows:

●	Mr. Chun-Hsien Tsai, Chairman, President & Chief Executive Officer;
●	Mr. Hsin-Liang Lee, Chief Financial Officer;
●	Ms. Meng-Lin Sung, Former Chief Financial Officer; and
●	Mr. Lawrence K. Lin, Former Executive Vice President of Operations.

Summary Compensation Table

The following table provides information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us for the years set forth below. The amounts below for Stock Awards and Option Awards and reflect the grant date fair value of these awards during the years:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Options awards ($)	All other compensation ($)(4)	Total ($)
Chun-Hsien Tsai (1) President & Chief Executive Officer	2024	122,517	115,313	63,692	-	-	301,522
	2023	95,912	16,212	1,172,899	-	-	1,285,023

Hsin-Liang Lee (2) Chief Financial Officer	2024	79,927	-	13,696	-	-	93,623
	2023	-	-	-	-	-	-

Meng-Lin Sung (3) Former Chief Financial Officer	2024	21,553	9,369	-	-	-	30,922
	2023	57,363	9,728	218,910	-	-	286,001

Lawrence K. Lin (4) EVP of Operations	2024	84,000	-	-	-	-	84,000
	2023	144,000	-	-	14,790	-	158,790

(1)	Includes 4,000 shares of special stock awards as President and CEO.
(2)	Mr. Lee appointed Chief Financial Officer effective as of March 18, 2024.
(3)	Ms. Sung was appointed Chief Financial Officer, effective as of May 17, 2023, and resigned on March 13, 2024.
(4)	Mr. Lin was appointed Executive Vice President of Operations effective as of August 1, 2021, and transitioned the position on August 9, 2024.
(5)	All other compensation includes commuting expense.

Narrative Disclosure to Summary Compensation Table

Chun-Hsien Tsai

Effective April 15, 2021, our Board appointed Mr. Chun-Hsien Tsai to serve as Chief Executive Officer. Mr. Tsai receives a monthly salary of NT$250,000 (equivalent to approximately $7,800), subsequently on September 1, 2024, monthly salary was increased to NT479,810 (equivalent to approximately $15,000), a year-end bonus of two months’ salary, and a variable compensation based on Company profit targets decided by the Company’s Compensation Committee, and payable as 10% to 100% of total annual compensation in the form of cash, securities and/or other discretionary remuneration. Mr. Tsai was granted RSUs pursuant to 2021 Stock Incentive Plan. Other benefits, including labor insurance, health insurance and other benefits, will be based on local regulations and the Company’s policies. In 2024, Mr. Tsai was granted RSUs pursuant to 2023 Stock Incentive Plan and received a special stock award.

Hsin-Liang Lee

We entered into an employment agreement with Mr. Hsin-Liang Lee as Chief Financial Officer in March 2024. The agreement provides for a monthly salary of NT$200,000 (equivalent to approximately $6,200), subsequently on September 1, 2024, monthly salary was increased to NT$364,150 (equivalent to approximately $11,500), a year-end bonus of two months’ salary and other statutory employee benefits. Mr. Lee was offered a special stock award as the sign-on bonus for his onboarding in late 2024 after shareholder approvals. Mr. Lee was granted RSUs under 2023 Stock Incentive Plan.

Outstanding Equity Awards at December 31, 2024

There is no outstanding shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Ainos, Inc. Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO Tsai	Summary Compensation Table Total for CEO Chen	Compensation Actually Paid to CEO Tsai	Compensation Actually Paid to CEO Chen	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Offices	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
a	b-1	b-2	c-1	c-2	d	e	f	g
2024	301,522	NA	20,669	NA	72,034	69,997	(96)	(14,863,161)
2023	1,285,023	NA	987,417	NA	160,711	146,931	(84)	(13,770,549)
2022	3,816,959	NA	777,962	NA	850,226	111,812	(76)	(14,006,690)
2021	63,058	34,308	63,058	34,308	201,149	183,872	394	(3,888,661)

We are a smaller reporting company and, accordingly, we have not included any information in this table for 2020.

Column a

2024: January 1, 2024 to December 31, 2024

2023: January 1, 2023 to December 31, 2023

2022: January 1, 2022 to December 31, 2022

2021: January 1, 2021 to December 31, 2021

Column b-1

In 2024, Chun-Hsien Tsai served as CEO and earned $122,517 base salary, $115,313 bonus, and Stock Awards valued at $63,692. Mr. Chun-Hsien Tsai was appointed CEO effective April 15, 2021. In 2021, Mr. Tsai earned $45,044 base salary, $18,014 bonus, and no stock awards.

Column b-2

In 2024, 2023 and 2022, Stephen T. Chen did not serve as CEO as a result of his resignation on April 15, 2021.

Column c-1

Calculation of Compensation Actually Paid to CEO Tsai

Adjustments to Determine Compensation “Actually Paid” for PEO	2024	2023	2022	2021
Total Compensation	$301,522	$1,285,023	$3,816,959	$63,058
Deduct the grant date fair value of equity award amounts reported in the summary compensation table	$(63,692)	$(1,172,899)	$(3,699,996)	$-
Add the change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	$45,250	$356,700	$31,000	$-
Add the change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	$(200,525)	$(7,350)	$-	$-
Add for award that are granted and vest in the same year, the fair value as of the vesting date	$10,521	$525,272	$629,999	$-
Add for awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$(72,406)	$671	$-	$-
Add for awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$-	$-	$-	$-
Total Adjustments	$(280,853)	$(297,607)	$(3,038,997)	$-
Total Compensation Actually Paid, Net of Adjustments	$20,669	$987,417	$777,962	$63,058

Column c-2

Calculation of Compensation Actually Paid to CEO Chen

Adjustments to Determine Compensation “Actually Paid” for PEO	2023	2022	2021
Total Compensation	$-	$-	$34,308
Deduct the grant date fair value of equity award amounts reported in the summary compensation table	$-	$-	$-
Add the change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	$-	$-	$-
Add the change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	$-	$-	$-
Add for award that are granted and vest in the same year, the fair value as of the vesting date	$-	$-	$-
Add for awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$-	$-	$-
Add for awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$-	$-	$-
Total Adjustments	$-	$-	$-
Total Compensation Actually Paid, Net of Adjustments	$-	$-	$34,308

Column (d)

Average Summary Compensation Table Total for Non-PEO Named Executive Officers.

In 2024, our non-PEO NEOs consisted of Hsin-Liang Lee Chief Financial Officer, Meng-Ling, Sung, former Chief Financial Officer and Lawrence K. Lin, former Executive Vice President of Operations. In 2024, the non-PEO NEOs were paid a total compensation of $216,102 resulting in an average compensation of $72,034.

In 2023, our non-PEO NEOs consisted of Meng-Ling, Sung Chief Financial Officer, Hui-Lan Wu, former Chief Financial Officer and Lawrence K. Lin, Executive Vice President of Operations. In 2023, the non-PEO NEOs were paid a total compensation of $482,132 resulting in an average compensation of $160,711.

In 2022, our non-PEO NEOs consisted of Hui-Lan Wu, Chief Financial Officer and Lawrence K. Lin, Executive Vice President of Operations. In 2022, the non-PEO NEOs were paid a total compensation of $1,700,451 resulting in an average compensation of $850,226.

In 2021, our non-PEO NEOs consisted of Hui-Lan Wu, Chief Financial Officer, Lawrence K. Lin, Executive Vice President of Operations, and Bernard Cohen, Vice President of Operations. In 2021 non-PEO NEOs were paid a total of $603,446 resulting in an average compensation of $201,149.

Column (e)

Calculation of Average Compensation Actually Paid to Non-PEO NEOs

Adjustments to Determine Compensation “Actually Paid” for NEOs	2024	2023	2022	2021
Total Compensation	$216,102	$482,132	$1,700,451	$603,446
Deduct the grant date fair value of equity award amounts reported in the summary compensation table	$13,696	$(233,700)	$(1,479,996)	$(468,950)
Add the year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the fiscal year	$8,673	$19,270	$21,700	$417,119
Add the change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	$-	$(2,907)	$(264,442)	$-
Add for award that are granted and vest in the same year, the fair value as of the vesting date	$3,415	$185,039	$251,999	$-
Add for awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$(19,698)	$9,405	$(6,088)	$-
For awards granted in prior years that are determined to fail to meet the applicable vesting conditions (i.e., are forfeited), deduct the amount equal to the fair value at the end of the prior fiscal year	$(12,198)	$(18,445)	$-	$-
Total Adjustments	$(6,112)	$(41,337)	$(1,476,826)	$(51,831)
Total Compensation Actually Paid, Net of Adjustments	$209,991	$440,794	$223,625	$551,615
Average Compensation Actually Paid to Non-PEO NEOs	$69,997	$146,931	$111,812	$183,872

Column (f)

The Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”) is calculated based on a hypothetical $100 investment beginning at the market close on the last trading day before the earliest fiscal year included in the table; as of market close on December 31, 2020, the last trading day in 2020, through and including the end of the indicated year. The TSR is reported on a cumulative basis over the fiscal years presented on the table and is inclusive of a share adjustment for a 1:15 reverse stock split on August 9, 2022. And 1-5 reverse stock split on December 14, 2023.

Column (g)

2024, 2023, 2022, and 2021 Net Income as reported in our Form 10-K Annual Reports for the years ending December 31, 2024, 2023, 2022 and 2021 respectively, calculated in accordance with U.S. GAAP.

Financial Performance Measures

We do not currently use financial performance measures to link executive compensation actually paid to our NEOs to our performance. However, we do utilize non-financial measures such as clinical development progress and timelines and progress towards commercialization.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail above under “Compensation Discussion and Analysis” our executive compensation is designed to (1) attract, motivate and retain talented executives with total compensation that is competitive in our industry; (2) align the interests of our executives and our stockholders; and (3) award behavior which results in optimizing the commercial potential of our development program. We use various performance measures to align executive compensation with our performance which are not presented in the Pay Versus Performance table. In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationships between the information presented in the Pay Versus Performance table.

Table Compensation Actually Paid and Cumulative TSR

The amount of compensation actually paid to Mr. Tsai and Dr. Chen is aligned with our TSR over the past years presented in the table, reflecting the impact of the hiring of Mr. Tsai as Chief Executive Officer and the transition of Dr. Chen from CEO to senior consultant. A significant portion of Mr. Tsai’s 2024 compensation was awarded as a bonus. A substantial amount of Mr. Tsai’s compensation in 2023 was in the form of restricted stock unit awards under our 2023 Stock Incentive Plan, Special Stock Awards in 2023, and 2021 Stock Incentive Plan; 2022 was in the form of restricted stock unit awards under our 2021 Stock Incentive Plan. As the trading price of our common stock fluctuates so does the value of the stock awards and, accordingly, the amount of the compensation actually paid to Mr. Tsai and Dr. Chen. The amount of compensation actually paid to Mr. Tsai for 2021, 2022 and 2023 and Dr. Chen in 2021 is more closely aligned to our TSR as a great portion of his compensation was in the form of stock awards.

The amount of compensation actually paid to the Other NEOs is aligned with our TSR over the past years presented in the table. Each of the Other NEOs were NEOs for 2024, 2023, 2022 and 2021; with the exception of Bernard Cohen who resigned as Vice President of Operations as of April 15, 2022. A significant portion of the compensation actually paid to the Other NEOs is composed of either restricted stock units that vest overtime or stock option awards, an arrangement seen over the past years.

Compensation Actually Paid and Net Income

The amount of compensation actually paid to Mr. Tsai and Dr. Chen and to the Other NEOs is not aligned with our net income over the three years presented in the table. As a clinical stage biotechnology and medical device company, we have incurred substantial operating losses, principally from expenses associated with the Company’s research and development programs, clinical trials conducted in connection with the Company’s drug candidates, and applications and submissions to regulatory authorities. We have substantial future capital requirements to continue our research and development activities and advance our drug candidates through various development stages. Accordingly, net income is not a performance measure we use in determining executive compensation. We use a number of corporate goals that may include research and development, regulatory, manufacturing, organization and financial goals which we believe are important to building stockholder value.

Net losses increase in 2024 over 2023 slightly due to increase in non-exclusive use of certain patents related to VOC and POCT technologies despite offset by the decrease in professional expenses; decrease in 2023 over 2022 slightly due to selling, general and administrative expenses related to Share-based compensation expense fee; increased in 2022 over 2021 largely due to expenses related research and development, commercialization of our product candidates, and acquisition of strategic intellectual property.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last three fiscal years or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our voting securities had or will have a direct or indirect material interest.

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation”, since January 1, 2024, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our common stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control and other arrangements, which are described under “Executive Compensation”.

Purchase of intangible assets and equipment

Patent license agreement

On August 6, 2024, the Company entered into a patent license agreement (the “License Agreement”) with TCNT, as an effort to bolster the Company’s AI Nose and point-of-care testing (POCT) technologies while preserving cash. As of August 5, 2024, prior to TCNT entering into the License Agreement, TCNT controlled, via its majority interest in Ainos KY which is a party to certain voting agreements, approximately 38% of the voting power of the Company. Pursuant to the License Agreement, TCNT has agreed to assign and grant, and the Company has agreed to accept, an exclusive, irrevocable, and perpetual license of certain invention patents and patent applications related to gas sensors and medical devices (the “Licensed Patents”), in exchange for 5,500,000 shares of the Common Stock, at a price per share of 1.05 times the highest closing sale price of the Common Stock during the 30-trading day period preceding the effective date of the License Agreement. The License Agreement shall remain in effect until terminated by mutual written agreement of the parties, or until the expiration of the Licensed Patents, or all claims for alleged infringement of the Licensed Patents are barred by applicable laws. Following the issuance of the 5.5 million shares of stock, TCNT controls the company through its majority interest in Ainos KY, and its direct ownership in the Company.

Working Capital Advances

Ainos KY provided $800,000 in cash in exchange of a promissory note to support working capital of the Company in March 2022 (the “KY Note”). The Company paid off $530,000 of the KY Note during the year ended December 31, 2023. The KY Note bear an interest rate of 1.85% per annum. On August 17, 2023, the Company entered into extension agreements with Ainos KY to extend the maturity of the KY Note to March 31, 2025.

On October 7, 2024, the Company paid off the remaining note payable principal amount of $270,000 with accrued interest to Ainos KY, the controlling shareholder of the Company.

On May 3, 2024, The Company entered into Convertible Note and Warrant Purchase Agreement with the ASE, a shareholder of Ainos KY, for the issuance of convertible promissory notes with 6% compound interest in the aggregate principal amount of $9,000,000 (collectively the “Notes”) convertible into shares of common stock, par value $0.01 per share, of the Company, payable three (3) years from May 3, 2024 as well as the issuance of warrants for the purchase of up to 500,000 shares of common stock at a price per share of $4.50, exercisable until May 3, 2029. As of December 31, 2024, the Company received the full amount of the payment.

Purchase and Sales

Ainos COVID-19 Test Kits Sales and Marketing Agreement with Ainos KY

On June 14, 2021, the Company entered into an exclusive agreement with Ainos KY to serve as the master sales and marketing agent for the Ainos COVID-19 Antigen Rapid Test Kit and COVID-19 Nucleic Acid Test Kit which were developed and manufactured by Taiwan Carbon Nano Technology Corporation (the “TCNT”) (the “Sales and Marketing Agreement”). On June 7, 2021, the Taiwan Food and Drug Administration (the “TFDA”) approved emergency use authorization (the “EUA”) to TCNT for the Ainos COVID-19 Antigen Rapid Test Kit sold and marketed under the “Ainos” brand name in Taiwan. On June 21, 2022, the Company began marketing the Ainos SARS-CoV-2 Antigen Rapid Self-Test (together with Ainos COVID-19 Antigen Rapid Test Kit, the “COVID-19 Antigen Rapid Test Kits”) under a separate EUA issued by the TFDA to TCNT on June 13, 2022.

The Company incurred costs associated with manufacturing COVID-19 Antigen Rapid Test Kits by TCNT pursuant to the Sales and Marketing Agreement, totaling nil and $46,635 for the years ended December 31, 2024 and 2023, respectively.

Product Development Agreement with TCNT

Pursuant to a five-year Product Development Agreement (the “Product Development Agreement”) with TCNT, effective August 1, 2021, the development expenses incurred were $413,324 and $368,372 for the years ended December 31, 2024 and 2023, respectively.

On January 9, 2024, the Company and TCNT entered into an addendum to the Product Development Agreement (the “Addendum Agreement”) in connection with the scope of co-development and certain terms. For products defined in the Addendum agreement, TCNT will provide facilities, equipment, mass production process technology, ISO9001 and ISO13485 related management, as well as mass production support. The procurement of parts and raw materials, rental fees, and utility expenses are excluded. The Company will pay a total fee of NT$5 million (USD$162,840) for five-years of development commencing from January 2024. Pursuant to the Addendum Agreement, the Company prepaid the full amount of the fee on January 10, 2024 at TCNT’s request. In addition, TCNT will provide non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of $95,000 (plus 5% indirect tax), with negotiable payment terms for six months from January 2024 to June 2024.

As part of the Second Addendum Agreement entered on July 8, 2024, TCNT provided non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of $95,000 (plus 5% indirect tax), with negotiable payment terms for extend another three months from July 2024 to September 2024.

As part of the Third Addendum Agreement entered into on October 16, 2024, TCNT will provide exclusive use of certain patents related to VOC, POCT and nitrogen-oxygen separation machine technologies for a monthly fee of $50,000 (plus 5% indirect tax) for twelve months from October 16, 2024, with negotiable payment terms.

As of December 31, 2024, the Company has paid $1,005,000 (plus 5% indirect tax) of license fee to TCNT.

Controlling Shareholder

Taiwan Carbon Nano Technology Corporation (the “TCNT”) holds majority share of Ainos KY, which holds majority voting power of the Company as of December 31, 2024.

Policies and Procedures for Related Party Transactions

In accordance with the Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions (as defined in Item 404 of Reg. S-K), other than compensation transactions, which are subject to the auspices of the Compensation Committee. Any financial transactions with any immediate family member of any of our directors or executive officers would need to be approved by the Audit Committee before we enter into such a transaction. The Audit Committee also reviews and approves our proxy statement and the information contained therein.

PROPOSAL ONE:

Election of directors

Our bylaws provide that our business shall be managed by or under the direction of a board of directors. The Board currently consists of seven directors.

There are seven nominees for election to the Board at the Annual Meeting. Each of the seven nominees, if elected, will hold office for a term that expires at the next annual stockholders’ meeting. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire Board.

The Board has nominated each of the following individuals for election as a director at the annual meeting: Chun-Hsien Tsai, Wen-Han Chang, Yao-Chung Chiang, Pao-Sheng Wei, Ting-Chuan Lee, Chun-Jung Tsai, and Chung-Yi Tsai. Each nomination for director was based upon the recommendation of our board of directors and each nominee for director is a current member of the board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the date of this proxy statement, as to each nominee for the office of director:

Name	Age	Position	Director Since
Chun-Hsien Tsai	55	Chairman, President & Chief Executive Officer	April 2021
Wen-Han Chang	62	Director	April 2021
Yao-Chung Chiang	73	Director	April 2021
Pao-Sheng Wei	67	Director	June 2022
Ting-Chuan Lee	42	Director	April 2021
Chun-Jung Tsai	53	Director	April 2021
Chung-Yi Tsai	49	Director	April 2021

The following information about our directors is based, in part, upon information supplied by them.

Chun-Hsien Tsai. Mr. Tsai has served as our Chairman, President, and Chief Executive Officer since April 2021. From April 2021 to August 2021, he also served as Chief Financial Officer. He has served as the chairman and CEO of Taiwan Carbon Nano Technology Corporation (TCNT) since July 2018, as a director of Ainos Inc. (Cayman Islands) since October 2017, as director and CEO of AI Nose Corporation since 2016, and as a director of TCNT since 2012. Mr. Tsai holds an EMBA degree from National Yang Ming Chiao Tung University.

Wen-Han Chang. Mr. Chang has served as a Director of the Company since April 2021 and has served as the Chairperson of our Compensation Committee and a member of our Audit Committee since August 2021. He is the superintendent at Mackay Memorial Hospital since May 2023, and was deputy superintendent between August 2015 and May 2019. He has devoted his expertise at the department of emergency medicine for approximately 30 years. Mr. Chang advocates better public health and AI’s development in the healthcare sector through his leadership roles in industry groups in Taiwan. Mr. Chang is the current chairman of Health Intelligent Medical Development Society. From 2019 to 2021, he was the president of the Childhood Burn Foundation of R.O.C. Mr. Chang holds a Ph.D in public health from Saint Louis University.

Yao-Chung Chiang. Mr. Chiang has served as a Director of the Company since April 2021 and has served as a member of our Audit Committee since August 2021. Mr. Chiang has served as the chairman of Taiwan High Speed Rail Corporation October 2016 to January 2025, and as an independent director for Radiant Opto-Electronics Corporation since June 2012. From June 2015 to July 2021, Mr. Chang was an independent director for Tyntek Corp. Mr. Chiang served as the chairman for other Taiwan-incorporated companies including China Steel Chemical Corporation, Kaohsiung Rapid Transit Corporation, China Steel Corporation and China Airlines. Mr. Chiang holds a Ph.D. in Mechanical Engineering from University of Wisconsin-Madison.

Pao-Sheng Wei. Mr. Wei has served as a Director of the Company, Chairperson of the Audit Committee and as a member of the Compensation Committee since June 2022. He has served as the chairman of Shin Kong Financial Holding Co., Ltd since June 2024 to July 2025, the chairman of Shin Kong Life Insurance Co., Ltd since June 2023 to July 2025 and as an independent director of Nuvoton Technology Corporation since June 2022. From September 2014 to June 2022, Mr. Wei served as the chairman of KGI Bank Co., Ltd. Mr. Wei held leadership roles in the banking, securities and insurance sectors in Taiwan. He was a securities regulator as the Division Director of Corporate Finance of the Securities and Futures Bureau of the Financial Supervisory Commission, R.O.C. (Taiwan). Mr. Wei holds an MBA degree from George Washington University.

Ting-Chuan Lee. Ms. Lee has served as a Director of the Company since April 2021. She is also a manager at the CEO office. She has served as the chairperson of AI Nose Corporation since March 2016, and as a member of the board of director of Taiwan Carbon Nano Technology Corporation (TCNT) since July 2012. Ms. Lee holds a master’s degree of science from National Taiwan University.

Chun-Jung Tsai. Mr. Tsai has served as a Director of the Company since April 2021. He is also a manager of the Company’s sales team. He has served as a director of Ainos Inc. (Cayman Islands) since 2019, a director of AI Nose Corporation since March 2016, and a director of Taiwan Carbon Nano Technology Corporation (TCNT) since July 2012.

Chung-Yi Tsai. Mr. Tsai has served as a member of our Board of Directors since April 2021 and as a director of TCNT since July 2012. Mr. Tsai is a seasoned executive in product and business development in the technology hardware sector. From May 2023 to present, he has served as a senior product marketing director at Alpha & Omega Semiconductor. Prior to that, he has served as a senior product marketing manager in Renesas Electronics from June 2020 to May 2023, executive business manager at Maxim Integrated from November 2019 to June 2022, and as a senior product marketing manager at Intersil Corporation from October 2013 to November 2019. Mr. Tsai has a master’s degree in business administration from Golden Gate University.

PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF YCM CPA INC. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDING DECEMBER 31, 2024

KCCW Accountancy Corp. (“KCCW”) was our independent registered public accounting firm to audit our financial statements for the fiscal year ended December 31, 2024. YCM CPA INC. (“YCM”) has served as our independent registered public accounting firm since July 31, 2025 and the Board proposes that our Stockholders ratify this appointment.

We expect that representatives of KCCW will be available via phone at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed and will be billed by our principal auditor for professional services rendered for the audit of annual financial statements, and for the review of quarterly financial statements were $135,000 and $140,000 for the fiscal year ended December 31, 2023 and 2024, respectively, and were pre-approved by the Audit Committee of the Board of Directors.

Audit Related Fees: None.

Tax Fees: None.

All Other Fees: For the fiscal year ended December 31, 2023 and 2024 were nil and $16,250 respectively.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Vote Required

The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to ratify the appointment of YCM as our independent registered public accounting firm for the fiscal year ended December 31, 2024. We are not required to obtain the approval of our Stockholders to appoint the Company’s independent registered public accounting firm. However, if our Stockholders do not ratify the appointment of YCM as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, the Board may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF YCM AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2024, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management;

●	discussed with the Company’s independent auditors the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301; and

●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Board concerning independence, and has discussed with YCM matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended that the consolidated financial statements audited by KCCW for the fiscal year ended December 31, 2024 be included in its Annual Report on Form 10-K for such fiscal year.

PROPOSAL THREE:

APPROVAL OF 950,000 shares of common stock as special stock awards

Our Board is seeking stockholder approval for the reservation of up to 950,000 shares of common stock as special stock awards (each, a “Special Stock Award”, and together, the “Special Stock Awards”), which are not issued under the Ainos, Inc. 2023 Stock Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c).

Purpose of the Stock Awards. The purpose of the Special Stock Awards is to provide a means through which the Company, and the other members of the Company Group, may attract and retain key personnel, and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of common stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s shareholders. For purposes of the Stock Awards, the term “Company Group” means the Company, its subsidiaries, if any, and any other affiliates of the Company designated as a member of the Company Group by the Board’s Compensation Committee.

Effect of the Ainos, Inc. 2023 Stock Incentive Plan (the “2023 SIP”). The Special Stock Awards are not issued under and are supplemental to the Company’s 2023 SIP.

Issuance of Stock Awards. Our Compensation Committee will administer the Special Stock Awards and to determine (i) the persons to whom and the dates on which Special Stock Award will be granted and (ii) what types or combinations of types of Special Stock Awards will be granted.

Vote Required

The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RESERVE UP TO NINE HUNDRED FIFTY THOUSANDS SHARES OF COMMON STOCK AS SPECIAL STOCK AWARDS.

PROPOSAL FOUR:

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the forgoing proposals described in this Proxy Statement, the Company may move to adjourn the Annual Meeting at that time in order to enable our Board to solicit additional proxies.

In this Proposal Four, we are asking our Stockholders to authorize the Company to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the forgoing proposals, each as described in this Proxy Statement. If our Stockholders approve this Proposal Four, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our Stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the forgoing proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our Stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our Stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be provided to each Stockholder of record on the new record date entitled to vote at such meeting.

Vote Required

The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE ADJOURNMENT OF THE ANNUAL MEETING.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

By order of the Board of Directors,

/s/ Chun-Hsien Tsai
Chun-Hsien Tsai
Chief Executive Officer

October 1, 2025

SCAN TO
VIEW MATERIALS & VOTE

AINOS, INC.
8880 RIO SAN DIEGO DRIVE
SUITE 800
SAN DIEGO, CA 91208

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EST on November 6, 2025 (November 7, 2025 11:59 A.M. Taiwan Time). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST on November 6, 2025 (November 7, 2025 11:59 A.M. Taiwan Time). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79980-Z91257 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AINOS, INC.

The Board of Directors recommends you vote FOR the following nominees.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Chun-Hsien Tsai
02) Wen-Han Chang
03) Yao-Chung Chiang
04) Pao-Sheng Wei
05) Ting-Chuan Lee
06) Chun-Jung Tsai
07) Chung-Yi Tsai

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All owners must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V79981-Z91257

AINOS, INC.
Annual Meeting Of Shareholders
November 7, 2025 5:30 PM Taiwan Time
November 7, 2025 2:30 AM Pacific Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Chun-Hsien Tsai as proxy, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AINOS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 5:30 PM, Taiwan time on November 7, 2025 (November 7, 2025 2:30 AM Pacific time), at 10F-2, No. 66, Shengyi 5th Rd., Zhubei City, Hsinchu County 302, Taiwan (R.O.C.) and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side